UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 14, 2005

STANDARD AERO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-124394 (Commission File Number)	98-0432892 (IRS Employer Identification No.)
145 Duncan Drive, Suite 1000
San Antonio, Texas 78226
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (210) 334-6105
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Restatement and Non-Reliance
     On August 14, 2005, the Audit Committee of the Board of Directors of Standard Aero Holdings, Inc. (the “Company”) approved management’s recommendation that the Company restate its financial statements for the period from August 25, 2004 to December 31, 2004 and the three months ended March 31, 2005 and reclassify certain line items in its consolidated statements of operations for the period from January 1, 2004 to August 24, 2004 and the years ended December 31, 2002 and 2003.
     The Audit Committee has also determined that, in light of the restatement and the reclassification, the financial statements referred to above should no longer be relied upon.
Background of the Restatement and Reclassification
     The purpose of the restatement is to correct errors identified to the Company by the Company’s independent auditors in the course of their review of the Company’s financial statements for the quarterly period ended June 30, 2005. These errors which related to the computation of certain foreign deferred tax liabilities are described below:
     The Company and its subsidiaries conduct the majority of their respective transactions in U.S. dollars, and, therefore, use the U.S. dollar as the Company’s functional currency to measure their transactions. In connection with the acquisition of the maintenance, repair and overhaul business of Dunlop Standard Aerospace Group Limited (the “Acquisition”) the Company established certain deferred tax liabilities on its consolidated balance sheet. Since the Acquisition, the deferred tax liabilities attributable to certain of the Company’s Canadian operations and the Company’s Dutch operations were recorded as if such liabilities were in U.S. dollars. These deferred tax liabilities should have been computed in Canadian dollars and Euros, respectively, and remeasured into U.S. dollars. Since the value of these currencies moved against the U.S. dollar, a foreign exchange gain or loss should have been recorded in the Company’s consolidated income statements for the periods ended December 31, 2004 and March 31, 2005. In addition, at the time of the Acquisition, the deferred tax liabilities attributable to indefinite life assets relating to the Canadian operations were computed using the regular tax rate whereas the liabilities should have been computed using the capital gains rate, which is substantially lower. As a result, the deferred tax liabilities and goodwill should have been lower. Additionally, in determining the deferred tax liability related to the Company’s Dutch operations for the period ending December 31, 2004, the Company failed to give effect to a recent reduction in the applicable tax rate. As a result, the deferred tax liability for the Company’s Dutch operations for the period was overstated.
     Under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, a company has the option of including gains or losses, resulting from changes in deferred foreign tax liabilities, either in pre-tax income or in the benefit or provision for income taxes line item of the consolidated statements of operations. Prior to the restatement, the Company included such gains or losses in the selling, general and administrative expense line item of its consolidated statements of operations. The Company has now determined that such gains and losses are more usefully presented in the benefit or provision for income taxes line item. Therefore, the changes to the consolidated statements of operations resulting from the restatement will be included in the benefit or provision for income taxes line item in each period presented. As a result of this change in presentation the Company also reclassified similar exchange gains or losses from the selling, general and administrative expense line item to the benefit or provision for income taxes line item for the years ended December 31, 2002 and 2003 and the period from January 1, 2004 to August 24, 2004.
     The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent accountant, PricewaterhouseCoopers LLP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AERO HOLDINGS, INC.
Date: August 17, 2005	By:	/s/ BRADLEY BERTOUILLE
Bradley Bertouille
Chief Financial Officer